Exhibit (l)(16)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 7, 2018

Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, NY 10016
Re:     Prospect Capital Corporation 6.25% Notes due 2028
    Registration Statement on Form N-2

Ladies and Gentlemen:
We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated May 31, 2018 (the “Underwriting Agreement”), among the several underwriters named in Schedule I thereto (the “Underwriters”), the Company, Prospect Capital Management L.P. and Prospect Administration LLC, relating to the sale by the Company to the Underwriters of $50,000,000 aggregate principal amount of the Company’s 6.25% Notes due 2028 (the “Firm Notes”) and, at the election of the Underwriters, up to an additional $7,500,000 in aggregate amount of the Company’s 6.25% Notes due 2028 (the “Optional Notes”). The Firm Notes and the Optional Notes are collectively referred to herein as the “Notes.” On June 6, 2018, the Underwriters delivered to the Company a written notice (the “Exercise Notice”) pursuant to Section 4(b) of the Underwriting Agreement of the exercise by the Underwriters of the option to purchase, on the date hereof, $5,000,000 aggregate principal amount of the Optional Notes. The Notes are to be issued under the Indenture, dated as of February 16, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the "Original Trustee"), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee (the "Trustee") (collectively, the "Indenture"), as supplemented and amended by the supplemental indenture, dated as of June 7, 2018 (the "Supplemental Indenture"), establishing the form and terms of the Notes.

Prospect Capital Corporation

June 7, 2018

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)     the registration statement on Form N-2 (File No. 333-213391) of the Company relating to debt securities and other securities of the Company originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2016 under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), Pre-Effective Amendments No. 1 and No. 2 thereto, Post-Effective Amendments No. 1 through 79 thereto, including Post-Effective Amendment No. 50 which was filed on October 26, 2017 and declared effective on October 30, 2017, the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on October 30, 2017 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");;
(b)     the prospectus, dated October 30, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)     the preliminary prospectus supplement, dated May 31,2018, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 497(c) of the Rules and Regulations (together with the Base Prospectus, the “Preliminary Prospectus”);
(d)     the final prospectus supplement, dated May 31, 2018, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 497(e) of the Rules and Regulations (together with the Base Prospectus, the “Prospectus”);
(e)     an executed copy of the Underwriting Agreement;
(f)     an executed copy of the Indenture;
(g)     an executed copy of the Supplemental Indenture;
(h)     the global certificate evidencing the Notes (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;
(i)     an executed copy of a certificate of Kristin L. Van Dask, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); and
(j)    an executed copy of the Exercise Notice.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements,

Prospect Capital Corporation

June 7, 2018

certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”).
As used herein, “Transaction Agreements” means the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Note Certificate.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificate, when duly executed and delivered by duly authorized officers of the Company and when duly authenticated by the Trustee and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:

(a)the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Prospect Capital Corporation

June 7, 2018

(c)except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)we do not express any opinion with respect to the enforceability of Section 1.13 of the Indenture to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

(g)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

Prospect Capital Corporation

June 7, 2018

(c)each of the Transaction Agreements had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) conflicted or will conflict with the articles of incorporation of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law);

(e)the Indenture has not been amended, modified, supplemented (other than by the Supplemental Indenture, and such supplements disclosed in Schedule A hereto as to which we express no opinion and which we assume have no effect on the opinions contained herein), rescinded or terminated and that none of the parties to the Indenture have taken any steps or other action to amend, modify, supplement, rescind or terminate the Indenture; and

(f)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Prospect Capital Corporation

June 7, 2018

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP